UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FEMASYS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT DATED MAY 15, 2023,
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2023

This supplement, dated May 16, 2023 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Femasys, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2023 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on June 21, 2023 (the “Annual Meeting”). This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Original Filing contains other important additional information. This Supplement should be read together with the Original Filing. Other than as specifically set forth below, this Supplement does not revise or update any of the other information set forth in the Original Filing.

The sole purpose of this Supplement is to revise the language in Appendix A (“Appendix A”) of the Original Filing with respect to the proposed charter amendment as set forth below, showing additions to Appendix A of the Original Filing as indicated by double underlining, and deletions indicated by overstriking:

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APPENDIX A

PROPOSED AMENDMENT TO FEMASYS’ CERTIFICATE OF
INCORPORATION~~, AS AMENDED~~

ARTICLE VII: EXCULPATION AND INDEMNIFICATION.

A Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director or officer, except for liability (i) for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, ~~or~~ (iv) for any transaction from which the Director or officer derived an improper personal benefit, or (v) of an officer in any action by or in right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or officer at the time of such amendment, repeal or modification.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

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Additional information on how to vote your shares, attend the Annual Meeting, or change or revoke your proxy is contained in the Original Filing beginning on page 2 under the heading “Questions and Answers About the Meeting.”

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.